                                                        Exhibit No. EX-99.d.13.i

               FIRST AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

     THIS AMENDMENT  ("Amendment") to the Sub-Advisory  Agreement  ("Agreement")
dated  August 16,  2006,  by and between  Mercer  Global  Investments,  Inc.,  a
Delaware  Corporation  (the  "Advisor") and  AllianceBernstein  L.P., a Delaware
Limited  Partnership  (the  "Sub-Adviser"),  is made  effective  this 8th day of
February, 2007.

                                    RECITALS

     WHEREAS,  the  Agreement  provides  that the parties may mutually  agree to supplement or amend any provision of the Agreement;

     WHEREAS,  the Sub-Adviser  manages certain investments on behalf of the MGI
Funds  (the  "Trust")  under the  Agreement,  as  amended,  with  respect to the following Fund:

             MGI Non-US Core Equity Fund, a series of the MGI Funds

     WHEREAS, the Sub-Adviser and Advisor wish to amend the Agreement:

                                    AGREEMENT

     NOW THEREFORE,  in consideration of the promises and mutual  agreements set forth herein, the parties hereby agree to amend the Agreement, as follows:

     1.   Exhibit A, the Fee  Schedule of the  Sub-Advisory  Agreement is hereby deleted in its entirety and replaced with Exhibit A to this Amendment:
          and

     2.   All other terms and  provisions of the  Sub-Advisory  Agreement  shall remain in full force and effect, except as modified hereby.

Mercer Global Investments, Inc.               AllianceBernstein L.P.
                                              By: AllianceBernstein Corporation,
                                                  Its General Partner

By:  /s/ Ravi Venkataraman                    By:  /s/ Louis T. Mangan
      Name: Ravi Venkataraman                       Name:  Louis T. Mangan
      Title:  Chief Investment Officer              Title:  Assistant Secretary

                                                                       EXHIBIT A

                             SUB-ADVISORY AGREEMENT

                                     BETWEEN

                         MERCER GLOBAL INVESTMENTS, INC.
                                       AND
                             ALLIANCEBERNSTEIN L.P.

                Effective Date: January 1, 2007 to June 30, 2007

                           MGI NON-US CORE EQUITY FUND

FEE SCHEDULE

ALLIANCE INTERNATIONAL LARGE CAP GROWTH

ASSETS                                           COMPENSATION

on the first $300 million                            0.46%
on the next $200 million                             0.42%
on the next $500 million                             0.40%
Over $1 billion                                      0.38%

BERNSTEIN INTERNATIONAL STRATEGIC VALUE

ASSETS                                           COMPENSATION

on the first $300 million                            0.56%
on the next $200 million                             0.51%
on the next $500 million                             0.49%
Over $1 billion                                      0.47%